Exhibit 5.1

June 23, 2016

Nexeo Solutions, Inc.

3 Waterway Square Place, Suite 1000

The Woodlands, Texas

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Nexeo Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale (the “Offering”) of 5,654,960 shares (the “Excess Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the Company to fund Deferred Cash Consideration (as defined in the Registration Statement), 25,012,500 shares (the “Warrant Exercise Shares”) of the Company’s Common Stock issuable upon the exercise of outstanding warrants, and 68,990,738 shares (the “Secondary Shares” and, together with the Excess Shares and the Warrant Exercise Shares, the “Shares”) of Common Stock by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the Shares will be sold in the manner described in the Registration Statement.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement, (iv) the Agreement and Plan of Merger, dated March 21, 2016, by and among WL Ross Holding Corp. and the other parties thereto (as amended, the “Merger Agreement”) (v) the Warrant Agreement, dated as of June 5, 2014, by and between WL Ross Holding Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Vinson & Elkins LLP Attorneys at Law	1001 Fannin Street, Suite 2500
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June 23, 2016 Page 2

Based upon the foregoing, we are of the opinion that:

(i)                                     the Excess Shares have been duly authorized and, when issued as contemplated by the Merger Agreement, and when paid for by the underwriters as contemplated by any applicable underwriting agreement, will be validly issued, fully paid and nonassessable;

(ii)                                  the Warrant Exercise Shares have been duly authorized and, when issued in accordance with, and paid for as contemplated by, the Warrant Agreement, will be validly issued, fully paid and nonassessable; and

(ii)                                  the Secondary Shares have been duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.